UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Exchange Traded Concepts Trust

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(IRS Employer Identification No.)

10900 Hefner Pointe Drive

Suite 401

Oklahoma City, Oklahoma 73120

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Bitwise Crypto Industry Innovators ETF	NYSE Arca, Inc.	86-2521876

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-156529

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the shares is set forth in Post-Effective Amendment No. 334 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-156529; 811-22263), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on May 7, 2021, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust dated July 17, 2009 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-09-023575) on July 20, 2009.

B.	Written Instrument amending the Certificate of Trust, dated July 14, 2011, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22263), as filed with the SEC via EDGAR (Accession No. 0000950123-11-078120) on August 17, 2011.

C.	Registrant’s Amended and Restated Agreement and Declaration of Trust dated October 3, 2011, is incorporated herein by reference to Exhibit (a)(4) of Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-11-100027) on November 22, 2011.

D.	Registrant’s Amended and Restated By-Laws dated May 19, 2020 are incorporated herein by reference to Exhibit (b)(3) of Post-Effective Amendment No. 293 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0001615774-20-006516) on May 29, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Exchange Traded Concepts Trust

Date: May 7, 2021	By:	/s/ J. Garrett Stevens
J. Garrett Stevens
President